Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

June 24, 2020

VIA ELECTRONIC MAIL

Aditx Therapeutics, Inc.

11161 Anderson Street

Suite 105-10014

Loma Linda, CA 92354

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aditx Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2020 (Registration No. 333-235933), as amended to date (the “Registration Statement”), of (i) 1,333,334 units (the “Units”), which consist of (x) 1,333,334 shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (y) Series A warrants (the “Series A Warrants”) to purchase up to an aggregate of 1,333,334 shares of Common Stock, and (z) Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Offering Warrants”) to purchase up to an aggregate of 1,333,334 shares of Common Stock; (ii) a unit purchase option to purchase up to 5.5% of the Offering Shares and the Offering Warrants sold to investors granted to Dawson James Securities, Inc., as representative of the several Underwriters (the “Underwriters”), by the Company (the “Unit Purchase Option”), consisting of (x) 84,333 shares of Common Stock (the “Underwriter Shares”), (y) 84,333 Series A Warrants, and (z) 84,333 Series B Warrants (the “Underwriter Warrants”) that may be purchased by the Underwriters upon exercise of the Unit Purchase Option; and (iii) 200,000 shares of Common Stock that may be issuable to the Underwriters pursuant to the exercise of the Underwriters’ over-allotment option (the “Over-Allotment Shares” and, together with the Offering Shares and the Underwriter Shares, the “Shares”), and/or Series A Warrants to purchase up to an aggregate of 200,000 shares of common stock and Series B Warrants to purchase up to an aggregate of 200,000 shares of common stock, in any combinations thereof, issuable to the Underwriters pursuant to the exercise of the Underwriters’ over-allotment option (the “Over-Allotment Warrants” and, together with the Underwriter Warrants and the Offering Warrants, the “Warrants”). The shares of Common Stock issuable upon exercise of the Offering Warrants described in clause (i) of the preceding sentence, the shares of Common Stock issuable upon exercise of the Underwriter Warrants described in clause (ii) of the preceding sentence, and the shares of Common Stock issuable upon exercise of the Over-Allotment Warrants in clause (iii) of the preceding sentence, are collectively referred to herein as the “Warrant Shares.” The Units, the Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Amended and Restated Certificate of Incorporation; (iii) the Company’s Amended and Restated Bylaws; (iv) the resolutions of the Company’s board of directors with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of each of the Series A Warrant and Series B Warrant, (vii) the form of Underwriting Agreement pursuant to which the Securities are to be sold (the “Underwriting Agreement”), (viii) the forms of Warrant Agent Agreement pursuant to which the Offering Warrants are to be issued, (ix) the form of Unit Purchase Option, (x) the form of Common Stock certificate, and (xi) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that (1) the Shares have been duly authorized and will be validly issued, fully paid and non-assessable; (2)(a) when issued by the Company in accordance with and in the manner described in the Prospectus, the Offering Warrants, (b) when issued by the Company in accordance with and in the manner described in the Prospectus and the Underwriting Agreement, the Units and the Unit Purchase Option, (c) when issued by the Company in accordance with the manner described in the Prospectus and the Unit Purchase Option, the Underwriter Warrants, and (d) when issued by the Company in accordance with the Prospectus and the Underwriting Agreement, the Over-Allotment Warrants, will be legally binding obligations of the Company in accordance with their terms, except that with respect to the Warrants and the Unit Purchase Option: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (3) the Warrant Shares have been duly authorized, and if, as, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

Sheppard, Mullin, Richter & Hampton LLP